Exhibit 10.2

EXECUTION VERSION

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT is made and entered into as of April 22, 2016 (the “Agreement”) by and among Guidance Software, Inc., a Delaware corporation (the “Company”), and Michael J. McConnell (the “Investor”).  The Company and the Investor are referred to herein as the “Parties.”

WHEREAS, the Investorbeneficially owns the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) listed on Exhibit A hereto;

WHEREAS, on March 30, 2016, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) nominating and recommending for election six director candidates (the “Company Proxy Statement”) for election to the Company’s Board of Directors (the “Board”) at the Company’s 2016 annual meeting of stockholders (including any adjournment thereof, the “2016 Annual Meeting”); and

WHEREAS, on March 30, 2016, Shawn H. McCreight, John P. Colbert, Jonathan R. Mather, Michael J. McConnell and Roberto Medrano filed a definitive proxy statement with the SEC nominating and recommending for election five director candidates (the “McCreight Proxy Statement”) for election to the Board at the 2016 Annual Meeting.

WHEREAS, the Company and the Investor have reached an agreement with respect to certain matters related to the 2016 Annual Meeting, including the Company Proxy Statement and the McCreight Proxy Statement and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.        Standstill.

(a)        The Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, in any manner, acting alone or in concert with others:

(i)         submit any shareholder proposal (pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii)        engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of

Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock (including any withholding from voting) or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)       seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company;

(iv)       form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other to the extent such a group may be deemed to result with the Company or any of its Affiliates of Associates as a result of this Agreement;

(v)        vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board;

(vi)       seek to place a representative or other Affiliate, Associate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(vii)      other than at the direction of the Board, seek, propose, or make any statement, in each case publicly, with respect to, or solicit, negotiate with, or provide any information to any person, in each case publicly, with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

(viii)     acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any (A) interests in any of the Company’s indebtedness or (B) Common Stock of the Company representing in the aggregate (amongst the Investor and its Affiliates and Associates) in excess of 1.0% of the Company’s outstanding Common Stock; provided, however, nothing herein shall prevent the Investor from confidentially seeking a waiver to acquire in excess of 1.0% of the Company’s outstanding Common Stock;

(ix)       commence, encourage or support any derivative action in the name of the Company or any class action or other litigation against the Company with respect to any facts or events occurring or arising prior to the date hereof or relating to any potential strategic transactions pursued by the Company;

(x)        disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xi)       take any action challenging the validity or enforceability of any provisions of this Section 1; or

(xii)      enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities.

Notwithstanding anything to the contrary in this Agreement, including this Section 1, nothing in this Agreement shall be deemed to prohibit the Investor from (A) voting for or against (1) any acquisition of any material assets or businesses of the Company or any of its subsidiaries, (2) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, (B) communicating privately with the Board or the Chief Executive Officer of the Company regarding any matter, (C) making any public statement or announcement with respect to a transaction as described in clause (A) of this paragraph proposed by the Company that requires a vote of the stockholders and that is publicly announced by the Company after the date of this Agreement, or (D) voting for or against any matter requiring shareholder approval other than with respect to the election of directors nominated by the Board.

(b)        As used in this Agreement:

(i)         the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(ii)        the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(iii)       the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(iv)       the term “Standstill Period” shall mean the period commencing on the date of this Agreement, and ending on the commencement of the director nomination window for the 2018 Annual Meeting.

Section 2.        Representations and Warranties of the Company.  The Company represents and warrants to the Investor that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 3.        Representations and Warranties of the Investor.  The Investor represents and warrants to the Company that (a) as of the date hereof, the Investor beneficially owns only the number of shares of Common Stock as described opposite its name on Exhibit A and Exhibit A includes all Affiliates of the Investor that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by the Investor, and constitutes a valid and binding obligation and agreement of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind the Investor to the terms hereof and (d) the execution, delivery and performance of this Agreement by the Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

Section 4.        Specific Performance.  The Investor, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages.  It is accordingly agreed that the Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 5.        Notice.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:

Guidance Software, Inc.
1055 E. Colorado Blvd.
Pasadena, CA
Fax:	(626) 316-5922
Attn:	Alfredo Gomez, General Counsel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
350 South Grand Avenue
Los Angeles, CA 90017
E-mail: julian.kleindorfer@lw.com
Attention: Julian Kleindorfer

To the Investor:

c/o Morrison & Foerster
425 Market Street
San Francisco, CA 94105
Fax: (415)268-7522
Attn: Murray Indick, Esq.

Section 6.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 7.        Exclusive Jurisdiction.  Each Party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the state courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the state and federal courts for or in the State of Delaware, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than as specified in clause (iii) of this Section 7.

Section 8.        Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

Section 9.        Receipt of Adequate Information; No Reliance; Representation by Counsel.  Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived.  The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 10.      Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 11.      Entire Agreement.  This Agreement constitutes the entire agreement among the parties relating to the matters contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Affiliates relating to the matters contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

Section 12.      Amendment.  This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 13.      Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 14.      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto.  Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

GUIDANCE SOFTWARE, INC.

By:	/s/ Patrick Dennis
Name: Patrick Dennis
Title: CEO

INVESTOR:

MICHAEL J. MCCONNELL

/s/ Michael J. McConnell

EXHIBIT A

Investor	Shares of Common Stock Beneficially Owned

Michael J. McConnell	45,000